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                                                                    Exhibit 3.24

                                Corporations Law


                                   MEMORANDUM


                                       AND


                             ARTICLES OF ASSOCIATION


                                       of


                       DANKA BUSINESS SYSTEMS PTY LIMITED
                  (NOW KNOWN AS DANKA AUSTRALASIA PTY LIMITED)



                                 MINTER ELLISON

                                     Lawyers

                                 44 Martin Place
                                 SYDNEY NSW 2000

                                  DX 117 SYDNEY

Telephone (02) 210 4444                                  Facsimile (02) 235 2711

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                                Corporations Law

                            Company Limited by Shares

                            MEMORANDUM OF ASSOCIATION

                                       OF

                       DANKA BUSINESS SYSTEMS PTY LIMITED

I. The name of the company is DANKA BUSINESS SYSTEMS PTY LIMITED. (NOW KNOWN AS DANKA AUSTRALASIA PTY LIMITED)

II.  The liability of the members is limited.

III. The share capital of the company is $10,000,000 divided into 10,000,000 shares of $1.00 each.

IV. The full names, addresses and occupations of the subscribers to this memorandum and the number of shares in the capital of the company they respectively agree to take are:

     Name and address of subscriber       Occupation      Number of shares

     Lyndal Ann STAFFORD               Company Director   One
     21-23 Grosvenor Street
     NEUTRAL BAY NSW 2089

     Ross Alexander DALGLEISH          Company Director   One
     21-23 Grosvenor Street
     NEUTRAL BAY NSW 2089

                                        1

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V.   The subscribers wish to form a company pursuant to this memorandum and respectively agree to take the number of shares in the capital of the company set opposite their respective names.

     Signatures of subscribers   Number of shares    Signature, name and address
                                  taken  by each              of witness
                                   subscriber


          /s/  L. Stafford                                  /s/  MK Barry
     -------------------------                       ---------------------------
        Lyndal Ann STAFFORD            One               Marlene Kaye BARRY

                                                     21-23 Grosvenor St
                                                     NEUTRAL BAY NSW 2089


         /s/  R. Dalgleish                                 /s/  MK Barry
     -------------------------                       ---------------------------
     Ross Alexander DALGLEISH          One               Marlene Kaye BARRY

                                                     21-23 Grosvenor St
                                                     NEUTRAL BAY NSW 2089


DATED this 30/th/ day of April 1996


                                        2

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                                TABLE OF CONTENTS

1.  DEFINITIONS AND INTERPRETATION                                           1
2.  PROPRIETARY COMPANY                                                      2
3.  CAPITAL AND SHARES - Subscriber shares                                   3
4.  CAPITAL AND SHARES - Rights                                              3
5.  CAPITAL AND SHARES - Issue of shares                                     4
6.  CAPITAL AND SHARES - Commission and brokerage                            4
7.  CAPITAL AND SHARES - Trusts not recognised                               4
8.  CAPITAL AND SHARES - Joint holders                                       5
9.  CAPITAL AND SHARES - Right to certificate                                5
10.    CAPITAL AND SHARES - Replacement of certificate                       5
11.    CAPITAL AND SHARES - Variation of class rights                        6
12.    CALLS - Calls                                                         6
13.    CALLS - Instalments                                                   7
14.    CALLS - Interest and expenses on calls                                7
15.    CALLS - Recovery of amounts due                                       7
16.    CALLS - Differentiation                                               8
17.    CALLS - Payment of calls in advance                                   8
18.    LIEN AND FORFEITURE - Lien                                            8
19.    LIEN AND FORFEITURE - Lien sale                                       8
20.    LIEN AND FORFEITURE - Forfeiture notice                               9
21.    LIEN AND FORFEITURE - Forfeiture                                      9
22.    LIEN AND FORFEITURE - Liability of former member                      9
23.    LIEN AND FORFEITURE - Sale                                            9
24.    TRANSFER OF SHARES - Transfer                                        10
25.    TRANSFER OF SHARES - Transfer procedure                              10
26.    TRANSFER OF SHARES - Right to refuse registration                    11
27.    TRANSFER OF SHARES - Closure of register                             11
28.    TRANSMISSION OF SHARES - Title on death                              11
29.    TRANSMISSION OF SHARES - Transmission                                11
30.    CHANGES TO SHARE CAPITAL - Changes to share capital                  12
31.    CHANGES TO SHARE CAPITAL - New shares                                13
32.    GENERAL MEETINGS - Convening general meeting                         13
33.    GENERAL MEETINGS - Notice of general meeting                         13
34.    PROCEEDINGS AT GENERAL MEETINGS - Member                             14
35.    PROCEEDINGS AT GENERAL MEETINGS - Quorum                             14
36.    PROCEEDINGS AT GENERAL MEETINGS - Chairperson                        15
37.    PROCEEDINGS AT GENERAL MEETINGS - Adjournment                        15
38.    PROCEEDINGS AT GENERAL MEETINGS - Decision of questions              16
39.    PROCEEDINGS AT GENERAL MEETINGS - Taking a poll                      17
40.    PROCEEDINGS AT GENERAL MEETINGS - Written resolutions                17
41.    VOTES OF MEMBERS - Entitlement to vote                               17
42.    VOTES OF MEMBERS - Unpaid calls                                      17
43.    VOTES OF MEMBERS - Joint holders                                     18
44.    VOTES OF MEMBERS - Objections                                        18
45.    VOTES OF MEMBERS - Votes by operation of law                         18

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46.    VOTES OF MEMBERS - Votes by proxy                                    18
47.    VOTES OF MEMBERS - Instrument appointing proxy                       18
48.    VOTES OF MEMBERS - Lodgment of proxy                                 18
49.    VOTES OF MEMBERS - Validity                                          19
50.    VOTES OF MEMBERS - Representatives of corporations                   19
51.    APPOINTMENT AND REMOVAL OF DIRECTORS - Number of Directors           20
52.    APPOINTMENT AND REMOVAL OF DIRECTORS - Qualification                 20
53.    APPOINTMENT AND REMOVAL OF DIRECTORS - Appointment and removal of
       Directors                                                            20
54.    APPOINTMENT AND REMOVAL OF DIRECTORS - Additional and casual
       Directors                                                            20
55.    APPOINTMENT AND REMOVAL OF DIRECTORS - Period of office              20
56.    APPOINTMENT AND REMOVAL OF DIRECTORS - Vacation of office            20
57.    REMUNERATION OF DIRECTORS - Remuneration of non-executive
       Directors                                                            21
58.    REMUNERATION OF DIRECTORS - Remuneration of Executive Directors      22
59.    REMUNERATION OF DIRECTORS - Payment to former Directors              22
60.    POWERS AND DUTIES OF DIRECTORS - Directors to manage Company         22
61.    PROCEEDINGS OF DIRECTORS - Directors' meetings                       23
62.    PROCEEDINGS OF DIRECTORS - Decision of questions                     23
63.    PROCEEDINGS OF DIRECTORS - Directors' interests                      24
64.    PROCEEDINGS OF DIRECTORS - Alternate Directors                       25
65.    PROCEEDINGS OF DIRECTORS - Associate directors                       25
66.    PROCEEDINGS OF DIRECTORS - Remaining Directors                       25
67.    PROCEEDINGS OF DIRECTORS - Chairperson                               26
68.    PROCEEDINGS OF DIRECTORS - Directors' committees                     26
69.    PROCEEDINGS OF DIRECTORS - Written resolutions                       26
70.    PROCEEDINGS OF DIRECTORS - Validity of acts of directors             27
71.    PROCEEDINGS OF DIRECTORS - Minutes and registers                     27
72.    MANAGING OR EXECUTIVE DIRECTOR - Appointment of Managing or
       Executive Director                                                   27
73.    MANAGING OR EXECUTIVE DIRECTOR - Powers                              28
74.    LOCAL MANAGEMENT - Local management                                  28
75.    LOCAL MANAGEMENT - Appointment of attorneys and agents               29
76.    SECRETARY - Secretary                                                30
77.    SEALS - Common seal                                                  30
78.    SEALS - Official seal                                                30
79.    SEALS - Share seal                                                   30
80.    INSPECTION OF RECORDS - Times for inspection                         30
81.    DIVIDENDS AND RESERVES - Declaration of final dividend               31
82.    DIVIDENDS AND RESERVES - Interim dividend                            31
83.    DIVIDENDS AND RESERVES - Interest                                    31
84.    DIVIDENDS AND RESERVES - Reserves                                    31
85.    DIVIDENDS AND RESERVES - Dividend entitlement                        31
86.    DIVIDENDS AND RESERVES - Deductions from dividends                   32
87.    DIVIDENDS AND RESERVES - Distribution of assets                      32

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88.    DIVIDENDS AND RESERVES - Payment                                     32
89.    DIVIDENDS AND RESERVES - Capitalisation of profits                   33
90.    NOTICES - Service of notices                                         34
91.    NOTICES - Persons entitled to notice                                 35
92.    AUDIT AND ACCOUNTS - Company to keep accounts                        35
93.    WINDING UP - Winding Up                                              35
94.    INDEMNITY BY COMPANY                                                 36

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                                Corporations Law

                            Company Limited by Shares

                             ARTICLES OF ASSOCIATION

                                       OF

                       DANKA BUSINESS SYSTEMS PTY LIMITED

                  (NOW KNOWN AS DANKA AUSTRALASIA PTY LIMITED)

1.    DEFINITIONS AND INTERPRETATION

1.1   In these Articles:

      'Alternate Director' means a person appointed as an alternate director under Article 64;

      'Articles' means the articles of association of the Company as amended from time to time;

      'Auditor' means the Company's auditor, if any;

      'business day' has the same meaning as in the Corporations Law;

      'Company' means DANKA BUSINESS SYSTEMS PTY LIMITED;

      'Director' includes any person occupying the position of director of the Company and, where appropriate, includes an Alternate Director;

      'Directors' means all or some of the Directors acting as a board;

      'dividend' includes bonus;

      'Executive Director' means a person appointed as an executive director under Article 72.1;

      'Managing Director' means a person appointed as managing director under
      Article 72.1;

      'Member' means a person entered in the Register or any branch register as the holder of shares;

      'Office' means the Company's registered office;

      'Register' means the register of Members of the Company;

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      'registered address' means the last known address of a Member as noted in the Register;

      'Representative' means a person authorised by a Member to act as its representative under Article 50.1;

      'Seal' means the Company's common seal;

      'Secretary' means any person appointed by the Directors to perform any of the duties of a secretary of the Company;

      'shares' means shares in the capital of the Company.

1.2 In these Articles, unless the context otherwise requires, headings are for ease of reference only and do not affect the construction of these Articles.

1.3 Division 10 of Part 1.2 of the Corporations Law applies in relation to these Articles as if they were an instrument made under the Corporations Law as in force on the day when these Articles become binding on the Company.

1.4 An expression in an Article has the same meaning as in a provision of the Corporations Law that deals with the same matter as the Article, unless the contrary intention appears in these Articles.

1.5 The regulations contained in Table A in Schedule 1 to the Corporations Law do not apply to the Company.

2.    PROPRIETARY COMPANY

The Company is a proprietary company and accordingly:

      (a)  the right to transfer shares is restricted under these Articles;

      (b) the number of members of the Company (counting joint holders of shares as one person and not counting a person who is employed by the Company or any of its subsidiaries or a person who was, while so employed, and thereafter has continued to be, a member of the Company) is limited to 50;

      (c) subject to Article 2(d) the Company. must not engage in any activity that would require it to lodge a prospectus under Part 7.12 of the Corporations Law or a corresponding law; and

      (d) Article 2(c) does not apply to an offer of shares by the Company to existing shareholders of the Company or employees of the Company or a subsidiary of the Company.

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3.    CAPITAL AND SHARES - Subscriber shares

3.1 The capital of the Company is $10,000,000 divided into 10,000,000 shares of $1.00 each classified as follows:

           2 - subscriber shares
           9,999,998 - ordinary shares.

3.2   Each subscriber share:

      (a)  is a redeemable preference share;

      (b) cannot be issued except on incorporation of the Company to the subscribers to the memorandum of association of the Company;

      (c) can only be redeemed out of the proceeds of a fresh issue of shares made for the purposes of redemption;

      (d)  is redeemable at par;

      (e)  in a winding up or reduction of capital:

           (i) attracts the right to repayment of the capital paid up on the share;

           (ii) has no right to participate in the distribution of the surplus assets (if any) of the Company;

      (f)  carries no right to dividends; and

      (g) attracts the right to receive notice of and to attend and vote at all general meetings of the Company at one vote per subscriber share.

4.    CAPITAL AND SHARES - Rights

Subject to these Articles and to the terms of issue of shares, all shares in the capital of the Company attract the following rights, privileges and conditions:

      (a) the right to receive notice of and to attend and vote at all general meetings of the Company at one vote per share;

      (b)  the right to receive dividends;

      (c)  in a winding up or reduction of capital, the right:

           (i)   to repayment of the capital paid up on the share; and

           (ii) to participate in the distribution of the surplus assets (if any) of the Company.

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5.    CAPITAL AND SHARES - Issue of shares

5.1 Subject to these Articles, all unissued shares are under the control of the Directors who may issue and allot, or dispose of, the shares to persons:

      (a)  on terms determined by the Directors; and

      (b)  at par or, subject to the Corporations Law, at a premium or discount.

5.2 Subject to the Corporations Law, the Directors' power under Article 5.1 includes the power to issue options over unissued shares and the power to issue and allot preference shares that are, or at the option of the Company are, liable to be redeemed.

5.3 Subject to the Corporations Law, the Directors may issue and allot shares with:

      (a) any preferential, deferred or special rights, privileges or conditions; or

      (b) any restrictions in regard to dividend, voting, return of capital or otherwise.

5.4 Subject to the Corporations Law, the Company may issue and allot preference shares that are, or at the option of the Company are to be, liable to be redeemed.

6.    CAPITAL AND SHARES - Commission and brokerage

6.1 The Directors may exercise the power conferred by the Corporations Law to make payments by way of brokerage or commission in respect of subscriptions for shares in the Company.

6.2 Payments in accordance with this Article may be made in cash, by the allotment of shares, by the grant of options over shares, or by a combination of any of those methods, or otherwise.

6.3 The Company may pay interest in accordance with section 202 of the Corporations Law on so much of its share capital as is for the time being paid up.

7.    CAPITAL AND SHARES - Trusts not recognised

7.1 Except as required by law, the Company will not recognise any person as holding a share on trust and the Company will not recognise any equitable, contingent, future or partial interest or any other right in respect of a share except the registered holder's absolute right of ownership.

7.2 Subject to the other Articles, this Article 7 applies even if the Company has notice of the relevant trust, interest or right.

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8.    CAPITAL AND SHARES - Joint holders

8.1 If two or more persons are registered as the holders of a share, they are taken to hold the share as joint tenants with benefits of survivorship and the person whose name appears first on the Register is the only joint holder entitled to receive notices from the Company.

8.2 Any one of the joint holders of a share may give effectual receipts for any dividend or return of capital payable to the joint holders.

9.    CAPITAL AND SHARES - Right to certificate

9.1 Subject to the conditions of allotment of any shares or any class of shares:

      (a) every Member is entitled free of charge to one certificate for all shares registered in its name; and

      (b) a Member may request several certificates in reasonable denominations for different portions of its holding.

9.2   (a)  Subject to the conditions of allotment of any shares or any class of shares, joint holders are entitled to a single certificate in their joint names in respect of each portion of their holding.

      (b) A certificate will be sent to the joint holder whose name appears first in the Register.

9.3 The Company must issue a replacement certificate for shares in accordance with the Corporations Law if:

      (a) the holder of the shares is entitled to a certificate for those shares;

      (b) satisfactory evidence has been received by the Company that the certificate for shares previously issued has been stolen, lost or destroyed and has not been pledged, charged, sold or otherwise disposed of; and

      (c) the Member has undertaken in writing to the Company to return the certificate to the Company if it is found or received by the Member.

9.4 Every certificate for shares must be issued and dispatched in accordance with the Corporations Law.

10.   CAPITAL AND SHARES - Replacement of certificate

The Directors may order worn out or defaced certificates to be cancelled and replaced by new certificates.

11.   CAPITAL AND SHARES - Variation of class rights

11.1 The rights attached to any class of shares may, unless their terms of issue state otherwise, be varied:

      (a) with the written consent of the holders of 75 % of the issued shares of the class; or

      (b) with the sanction of a special resolution passed at a separate general meeting of the holders of shares of the class.

11.2 The provisions of the Articles relating to general meetings apply, with necessary changes, to separate class meetings as if they were general meetings except that:

      (a) a quorum is two persons holding or representing by proxy at least one-third of the issued shares of the class or, if there is one holder of shares in a class, that person; and

      (b) any holder of shares of the class, present in person or by proxy, may demand a poll.

11.3 The rights conferred on the holders of shares which are not ordinary shares and which have preferential or other special rights will, unless otherwise expressly provided by their respective terms of issue, be taken to be varied by:

      (a)  the issue of more shares; or

      (b)  the conversion of securities to new securities,

      which rank equally with or in priority to those shares.

12.   CALLS - Calls

12.1 Subject to the terms on which partly paid shares are issued, the Directors may make calls on the holders of the shares for any money unpaid on them (whether on account of the nominal value of the shares or by way of premium on the shares or both).

12.2 A call is made when the resolution of the Directors authorising it is passed. The Directors may require it to be paid by installments.

12.3 The Directors may revoke or postpone a call before its due date for payment.

12.4 At least 10 business days before the due date for payment of a call the Company must send to Members on whom the call is made a notice specifying:

      (a)  the amount of the call;

      (b)  the due date for payment; and

      (c)  the place for payment.

12.5 A Member to whom notice of a call is given in accordance with this Article 12 must pay to the Company the amount called in accordance with the notice.

12.6 Failure to send a notice of a call to any Member or the non-receipt of a notice by any Member does not invalidate the call.

12.7 Joint holders of shares are jointly and severally liable to pay all calls in respect of their shares.

13.   CALLS - Instalments

      Where the Directors require a call to be paid by instalments:

      (a) the amount of an instalment is payable as if it were a call made by the Directors and as if they had given notice of it; and

      (b) the consequences of late payment or non-payment of an instalment are the same as the consequences of late payment or non-payment of a call.

14.   CALLS - Interest and expenses on calls

      If an amount called is not paid on or before the due date, the person liable to pay the amount must also pay:

      (a) interest on the amount from the due date to the time of actual payment at a rate determined by the Directors (not exceeding 20% per annum); and

      (b) all expenses incurred by the Company as a consequence of the non-payment,

      but the Directors may waive payment of the interest and expenses in whole or in part.

15.   CALLS - Recovery of amounts due

      On the hearing of any action for the recovery of money due for any call, proof that:

      (a) the name of the person sued was, when the call was made, entered in the Register as a holder or the holder of shares in respect of which the call was made;

      (b) the resolution making the call is duly recorded in the Directors' minute book; and

      (c) notice of the call was given to the person sued, will be conclusive evidence of the debt.

16.   CALLS - Differentiation

      The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

17.   CALLS - Payment of calls in advance

17.1 The Directors may accept from a Member the whole or part of the amount unpaid on a share before the amount accepted has been called.

17.2  The Company may:

      (a) pay interest on any amount accepted, until the amount is payable under a call, at a rate (not exceeding 20% per annum) agreed between the Member and the Directors; and

      (b) subject to any contract between the Company and the Member, repay all or any of the amount accepted in excess of the amount called on the share.

17.3 Payment of an amount in advance of a call does not entitle the paying Member to any dividend, benefit or advantage, other than the payment of interest under this Article 17, to which the Member would not have been entitled if it had paid the amount when it became due.

18.   LIEN AND FORFEITURE - Lien

18.1 The Company has a first and paramount lien on every partly paid share for all money:

      (a) due and unpaid to the Company at a fixed time, in respect of the share;

      (b) presently payable by the holder of the share, or the holder's estate, to the Company in respect of the share; or

      (c)  which the Company is required by law to pay in respect of the share.

18.2 The Company's lien extends to all dividends payable in respect of the share.

18.3 Unless the Directors determine otherwise, the registration of a transfer of a share operates as a waiver of the Company's lien on the share.

18.4 The Directors may declare a share to be wholly or partly exempt from a lien.

19.   LIEN AND FORFEITURE - Lien sale

      If:

      (a)  the Company has a lien on a share for money presently payable; and

      (b) the Company has given the Member who holds the share written notice demanding payment of the money,

      then 14 or more days after giving the notice, the Directors may sell the share in any manner determined by them.

20.   LIEN AND FORFEITURE - Forfeiture notice

20.1 The Directors may at any time after a call or instalment becomes payable and remains unpaid by a Member, serve a notice on the Member requiring the Member to pay:

      (a)  the unpaid amount;

      (b)  any interest that has accrued; and

      (c) all expenses incurred by the Company as a consequence of the non-payment.

21.   LIEN AND FORFEITURE - Forfeiture

22.   LIEN AND FORFEITURE - Liability of former member

23.   LIEN AND FORFEITURE - Sale

23.1

      (a) receive the consideration (if any) given for a forfeited share on any sale or disposition of the share; and

      (b) execute a transfer of the share in favour of a person to whom the share is sold or disposed of.

23.2  The purchaser of the share:

      (a) is not bound to check the regularity of the sale or the application of the purchase price;

      (b)  obtains title to the share despite any irregularity in the sale; and

      (c) will not be subject to complaint or remedy by the former holder of the share in respect of the purchase.

23.3 A statement signed by a Director and the Secretary that the share has been regularly forfeited and sold or re-allotted, or regularly sold without forfeiture to enforce a lien, is conclusive evidence of the matters stated as against all persons claiming to be entitled to the share.

23.4 The net proceeds of any sale made to enforce a lien or on forfeiture must be applied by the Company in the following order:

      (a)  in payment of the costs of the sale;

      (b) in payment of all amounts secured by the lien or all money that was payable in respect of the forfeited share; and

      (c)  in payment of any surplus to the former Member whose share was sold.

24.   TRANSFER OF SHARES - Transfer

24.1 Subject to these Articles, a Member may transfer the shares held by that Member.

24.2  Shares may be transferred by:

      (a)  a written transfer instrument in any usual or common form; or

      (b)  any other form approved by the Directors.

24.3 A written transfer instrument referred to in Article 24.2 must be executed by or on behalf of the transferor and the transferee.

24.4  (a)  A transferor of shares remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the shares.

      (b) A transfer of shares does not pass the right to any dividends declared on the shares until such registration.

25.   TRANSFER OF SHARES - Transfer procedure

25.1  The procedure for a transfer of shares is as follows:

      (a) the written transfer instrument must be left at the Office or the office of the Company's share registrar, together with any fee (of $1.00 or less) the Directors require;

      (b) the instrument must be accompanied by a certificate for the shares dealt with in the transfer, unless the Directors waive production of the certificate on receiving satisfactory evidence of the loss or destruction of the certificate; and

      (c) the Directors may require other evidence of the transferor's right to transfer the shares.

25.2 Subject to the powers vested in the Directors by these Articles, the Company must register all registrable transfer forms and issue certificates without charge, except where the issue of a certificate is to replace a lost or destroyed certificate.

26.   TRANSFER OF SHARES - Right to refuse registration

26.1 The Directors may in their absolute discretion and without assigning any reason decline to register any transfer of shares or other securities.

26.2 The Directors may in their absolute discretion refuse to register any transfer of shares or other securities on which stamp duty is payable but unpaid.

27.   TRANSFER OF SHARES - Closure of register

      The transfer books and the Register may be closed for up to 30 days in each year.

28.   TRANSMISSION OF SHARES - Title on death

28.1 The legal personal representative of a deceased Member who was the sole holder of shares is the only person whom the Company will recognise as having any title to the deceased Member's shares.

28.2 If a deceased Member was a joint holder of shares, the other joint holder is the only person whom the Company will recognise as having any title to the deceased Member's shares.

28.3 The estate of the deceased Member will not be released from any liability to the Company in respect of the shares.

28.4 The Company may register a transfer to a transferee who dies before the transfer is registered.

29.   TRANSMISSION OF SHARES - Transmission

29.1 A person who becomes entitled to a share in consequence of the death, lunacy or bankruptcy of a Member may, subject to producing to the Directors evidence of its entitlement which is satisfactory to the Directors, elect to:

      (a)  be registered as the holder of the share; or

      (b)  transfer the share to some other person nominated by it.

29.2  If the person who has become entitled to a share:

      (a) elects to be registered as the holder, then the person must deliver or send to the Company a written notice off election signed by it; or

      (b) elects to transfer the share, then the person must execute a transfer of the share.

29.3 An election to be registered as a holder of a share under paragraph 29.1(a) or a transfer of a share from a Member or deceased Member under this Article 29 is subject to the same limitations, restrictions and provisions of these Articles as would apply if the election was a transfer or the transfer was made by the Member or deceased Member itself.

29.4  A person who:

      (a)  has become entitled to a share by operation of law; and

      (b) has produced evidence of its entitlement which is satisfactory to the Directors,

      is entitled to the dividends and other rights of the registered holder of the share.

29.5 Where two or more persons are jointly entitled to any share in consequence of the death of the registered holder, they will be considered to be joint holders of the share.

29.6 Any person who is registered under this clause must indemnify the Company against all liabilities, costs, losses and expenses incurred by the Company as a result of registering the person.

30.   CHANGES TO SHARE CAPITAL - Changes to share capital

30.1  The Company may by resolution:

      (a) increase its authorised share capital by creating new shares of the amount specified in the resolution;

      (b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

      (c) convert, or provide for the conversion of, all or any of its fully paid shares into stock, or reconvert or provide for the reconversion of that stock into paid up shares of any denomination;

      (d) subdivide its shares or any of them into shares of smaller amount than its existing shares but so that, in the subdivision, the proportion between the amount paid and the amount (if any) unpaid on each share of a smaller amount is the same as it was in the case of the share from which the share of the smaller amount is derived; and

      (e) cancel shares that, at the date of the resolution, no person has taken or agreed to take or that have been forfeited, and reduce the amount of its share capital by the amount of the shares cancelled.

30.2 For the purpose of giving effect to a consolidation or subdivision of all or any of the share capital of the Company, the Directors may settle any difficulty which arises as they think expedient and in particular may:

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      (a)  issue fractional certificates;

      (b) vest any fractions of shares in trustees on such trusts for the persons entitled to the fractions of shares as may seem expedient to the Directors; or

      (c) sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the net proceeds of sale (subject to retention by the Company of small amounts where the cost of distribution would be disproportionate to the amounts involved) in due proportion among those Members and, for such sale, any Director may execute an instrument of transfer of the shares to the purchaser.

30.3 Subject to the Corporations Law, the Company may by special resolution reduce its share capital, any capital redemption reserve or any share premium account.

31.   CHANGES TO SHARE CAPITAL - New shares

      Subject to their terms of issue and the Articles, new shares are considered part of the original capital and are subject to these Articles.

32.   GENERAL MEETINGS - Convening general meeting

32.1  Any Director may, at any time, convene a general meeting.

32.2  (a)  A Member may only requisition the Directors to convene a general meeting in accordance with section 246 of the Corporations Law.

      (b) A Member may not convene or join in convening a general meeting except under section 247 of the Corporations Law.

33.   GENERAL MEETINGS - Notice of general meeting

33.1 Subject to the provisions of the Corporations Law governing the convening of meetings with notice shorter than is otherwise required:

      (a) at least 21 days written notice (exclusive of the day on which the notice is served or taken to be served and of the day for which notice is given) must be given to Members of any general meeting at which a special resolution will be considered; and

      (b) at least 14 days written notice (exclusive of the day on which the notice is served or taken to be served and of the day for which notice is given) must be given to Members of all other general meetings.

33.2  A notice convening a general meeting must:

      (a)  specify the place, date and hour of the meeting; and

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      (b)  state the general nature of the business to be transacted at the meeting.

33.3 A notice of an annual general meeting need not state that the business to be transacted at the meeting includes:

      (a) the consideration of accounts and the reports of the directors and auditors;

      (b)  the election of directors in the place of those retiring; or

      (c)  the appointment and fixing of the remuneration of the Auditor.

33.4  (a)  The Directors may postpone or cancel any general meeting whenever they think fit (other than a meeting convened as the result of a requisition under Article 32.2).

      (b) The Directors must give notice of the postponement or cancellation to all persons entitled to receive notices from the Company.

33.5 The failure or accidental omission to send a notice of a general meeting to any Member or the non-receipt of a notice by any Member does not invalidate the proceedings at or any resolution passed at the general meeting.

34.   PROCEEDINGS AT GENERAL MEETINGS - Member

      In Articles 35, 36, 38 and 41, 'Member' includes a Member present in person or by proxy, attorney or Representative. 35. PROCEEDINGS AT GENERAL MEETINGS - Quorum

35.1 No business may be transacted at a general meeting unless a quorum of Members is present when the meeting proceeds to business.

35.2  A quorum of Members is constituted by:

      (a)  if the Company has only one Member, that Member; and

      (b) if the Company has two or more Members, two Members personally present.

35.3 If a quorum is not present within 30 minutes after the time appointed for a meeting:

      (a) if the meeting was convened on the requisition of Members, it is automatically dissolved; or

      (b)  in any other case:

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           (i)   it will stand adjourned to the same time and place seven days after the meeting, or to another day, time and place determined by the Directors; and

           (ii) if at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for the meeting, it is automatically dissolved.

36.   PROCEEDINGS AT GENERAL MEETINGS - Chairperson

36.1 The chairperson, or in the chairperson's absence the deputy chairperson, of Directors' meetings will be the chairperson at every general meeting.

36.2  If:

      (a)  there is no chairperson or deputy chairperson; or

      (b) neither the chairperson nor deputy chairperson is present within 15 minutes after the time appointed for holding the meeting; or

      (c) the chairperson and deputy chairperson are unwilling to act as chairperson of the meeting,

      the Directors present may elect a chairperson.

36.3  If no appointment is made under Article 36.2, then:

      (a)  the Members may elect one of the Directors present as chairperson; or

      (b) if no Director is present or is willing to take the chair, the Members may elect one of the Members present as chairperson.

36.4 If there is a dispute at a general meeting about a question of procedure, the chairperson may determine the question.

37.   PROCEEDINGS AT GENERAL MEETINGS - Adjournment

37.1  The chairperson of a meeting at which a quorum is present:

      (a) in his or her discretion may adjourn a meeting with the meeting's consent; and

      (b)  must adjourn a meeting if the meeting directs him or her to do so.

37.2 An adjourned meeting may take place at a different venue to the initial meeting.

37.3 The only business that can be transacted at an adjourned meeting is the unfinished business of the initial meeting.

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

37.4 If a general meeting has been adjourned for more than 21 days at least three days written notice (exclusive of the day on which the notice is served or taken to be served and of the day for which notice is given) of the adjourned meeting must be given to Members.

38.   PROCEEDINGS AT GENERAL MEETINGS - Decision of questions

38.1 Subject to the Corporations Law in relation to special resolutions, a resolution is carried if a majority of the votes cast on the resolution are in favour of the resolution.

38.2 A resolution put to the vote of a meeting is decided on a show of hands unless a poll is demanded, before or on the declaration of the result of the show of hands, by:

      (a)  the chairperson;

      (b)  at least two Members who have the right to vote at the meeting;

      (c) any Member or Members who can vote not less than 10% of all votes held by Members who have the right to vote at the meeting; or

      (d) any Member or Members who can vote shares on which an amount has been paid up equal to not less than 10% of the total amount paid up on all shares conferring the right to vote at the meeting.

38.3 The chairperson has a casting vote on a show of hands and on a poll in addition to the chairperson's votes as a Member, proxy, attorney or Representative.

38.4  Unless a poll is demanded:

      (a) a declaration by the chairperson that a resolution has been carried, carried by a specified majority, or lost; and

      (b)  an entry to that effect in the minutes of the meeting,

      are conclusive evidence of the fact without proof of the number or proportion of the votes in favour of or against the resolution.

38.5  The demand for a poll may be withdrawn.

38.6 A decision of a general meeting may not be impeached or invalidated on the ground that a person voting at the meeting was not entitled to do so.

38.7 If the Company has only one Member and that Member records in writing its decision to a particular effect, the recording of the decision counts as the passing by the Member of a resolution to that effect.

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39.   PROCEEDINGS AT GENERAL MEETINGS - Taking a poll

39.1  A poll will be taken when and in the manner that the chairperson directs.

39.2 The result of the poll will be the resolution of the meeting at which the poll was demanded.

39.3 The chairperson may determine any dispute about the admission or rejection of a vote.

39.4 The chairperson's determination, if made in good faith, will be final and conclusive.

39.5 A poll demanded on the election of the chairperson or the adjournment of a meeting must be taken immediately.

39.6 After a poll has been demanded at a meeting, the meeting may continue for the transaction of business other than the question on which the poll was demanded.

40.   PROCEEDINGS AT GENERAL MEETINGS - Written resolutions

40.1 Subject to the Corporations Law, if all the Members have signed a document containing a statement that they are in favour of a resolution in terms set out in the document, then a resolution in those terms is taken to have been passed at a general meeting held on the day on which the document was last signed by a Member.

40.2 For the purposes of Article 40.1, two or more identical documents, each of which is signed by one or more Members, together constitute one document signed by those Members on the days on which they signed the separate documents.

40.3 Any document referred to in this Article may be in the form of a telex or facsimile transmission.

41.   VOTES OF MEMBERS - Entitlement to vote

      Subject to these Articles and to any rights or restrictions attaching to any class of shares:

      (a)  every Member may vote;

      (b)  on a show of hands every Member has one vote; and

      (c)  on a poll every Member has one vote for each fully paid share.

42.   VOTES OF MEMBERS - Unpaid calls

      A Member is not entitled to vote or to be counted in a quorum unless all calls and other sums payable by the Member in respect of shares have been paid.

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43.   VOTES OF MEMBERS - Joint holders

44.   VOTES OF MEMBERS - Objections

45.   VOTES OF MEMBERS - Votes by operation of law

46.   VOTES OF MEMBERS - Votes by proxy

47.   VOTES OF MEMBERS - Instrument appointing proxy

47.1

47.2

47.3

47.4

47.5

47.6 A proxy may vote or abstain as he or she chooses except to the extent that an appointment of the proxy indicates the manner in which the proxy will vote on any resolution. The proxy must vote or abstain on a poll or show of hands in accordance with any instructions on the appointment.

47.7  A proxy's appointment is valid at an adjourned meeting.

48.   VOTES OF MEMBERS - Lodgment of proxy

48.1 The written appointment of a proxy or attorney must be deposited at the Office, or another address nominated by the Company, not less than 48 hours (unless otherwise specified in the notice of meeting to which the proxy relates) before:

      (a) the time for holding the meeting or adjourned meeting at which the appointee proposes to vote; or

      (b)  the taking of a poll on which the appointee proposes to vote.

48.2 If the appointment purports to be executed under a power of attorney or other authority, then the original document, or an office copy or a notarially certified copy of it, must be deposited with the appointment.

48.3 A written appointment of a proxy or attorney is taken to have been deposited at the Office as required by Article 48.1 if:

      (a) a facsimile copy is received at the Office, or another address nominated by the Company, not less than 48 hours (unless otherwise specified in the notice of meeting to which the appointment relates) before the time for

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

           holding the meeting or adjourned meeting at which the appointee proposes to vote; and

      (b) the original instrument of appointment of proxy is deposited at the Office, or another address nominated by the Company, not less than 24 hours before the commencement of the meeting to which the appointment relates.

49.   VOTES OF MEMBERS - Validity

      A vote cast in accordance with an appointment of proxy or power of attorney is valid even if before the vote was cast the appointor:

      (a)  died;

      (b)  became of unsound mind;

      (c)  revoked the proxy or power; or

      (d)  transferred the shares in respect of which the vote was cast,

      unless any written notification of the death, unsoundness of mind, revocation or transfer was received at the Office before the relevant meeting or adjourned meeting.

50.   VOTES OF MEMBERS - Representatives of corporations

50.1 Any Member which is a corporation may authorise a natural person to act as its representative at any general meeting of the Company or any class of Members. If a Member corporation does so:

      (a) its representative may exercise at the relevant general meeting all the powers which the Member corporation could exercise if it were a natural person; and

      (b) when its representative is present at a meeting, the Member corporation will be considered to be personally present at the meeting.

50.2 A certificate under the common seal of the corporation is rebuttable evidence of the appointment or of the revocation of the appointment (as appropriate) of the Representative.

50.3 The chairperson of a general meeting may permit a person claiming to be a Representative to exercise his or her powers even if he or she has not produced a certificate evidencing his or her appointment, or may allow the Representative to vote on the condition that he or she subsequently establishes to the satisfaction of the chairperson of the general meeting his or her status as a Representative within a period prescribed by the chairperson of the general meeting.

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

51.   APPOINTMENT AND REMOVAL OF DIRECTORS - Number of Directors

51.1  There will be:

      (a)  a minimum of one Director; and

      (b) a maximum of ten Directors, unless the Company in general meeting by ordinary resolution changes the maximum number.

51.2 The number of the Directors and the names of the first Directors will be determined in writing by the subscribers to the memorandum of association or a majority of them.

52.   APPOINTMENT AND REMOVAL OF DIRECTORS - Qualification

      Neither a Director nor an Alternate Director is required to hold any shares.

53.   APPOINTMENT AND REMOVAL OF DIRECTORS - Appointment and removal of
      Directors

      The Company may, subject to the Corporations Law, by resolution passed in general meeting:

      (a)  remove any Director; and

      (b)  appoint another person in the Director's place.

54.   APPOINTMENT AND REMOVAL OF DIRECTORS - Additional and casual Directors

      Subject to Article 51, the Directors may appoint any person as a Director to fill a casual vacancy or as an addition to the existing Directors.

55.   APPOINTMENT AND REMOVAL OF DIRECTORS - Period of office

      A Director will continue to hold office until he or she dies or until his or her office is vacated pursuant to Article 56.

56.   APPOINTMENT AND REMOVAL OF DIRECTORS - Vacation of office

      The office of a Director immediately becomes vacant if the Director:

      (a)  is prohibited by the Corporations Law from continuing as a Director;

      (b) becomes of unsound mind or a person whose estate is liable to be dealt with in any way under the law relating to mental health;

      (c)  resigns by notice in writing to the Company; or

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

      (d)  is removed by a resolution of the Company.

      If the Company has only one Director who is also the only Shareholder and the office of the Director is vacated because the Director:

      (a) dies or cannot manage the Company because of mental incapacity and a personal representative or trustee is appointed to administer the person's estate or property, the personal representative or trustee may appoint a person as the Director of the Company.

      (b) becomes an insolvent under administration, the trustee in bankruptcy of the person's property may appoint a person as the Director of the Company.

      A person who has a power of appointment under this regulation may appoint themselves as Director. A person appointed as Director under this regulation holds that office as if they had been properly appointed in accordance with these Articles of Association.

57.   REMUNERATION OF DIRECTORS - Remuneration of non-executive Directors

57.1 The Directors (other than the Managing Director or an Executive Director) may be paid as remuneration for their services the aggregate maximum sum from time to time determined by the Company in general meeting.

57.2 The remuneration will be divided between the non-executive Directors in such proportion and manner as the Directors agree and, in default of agreement, equally.

57.3 If a non-executive Director is required to perform services for the Company which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, then the Company may pay the Director a fixed sum determined by the Directors in addition to or instead of the Director's remuneration under Article 57.1.

57.4 The non-executive Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the Company's business.

57.5 The Company may also pay a premium in respect of a contract insuring a person who is or, has been a non-executive Director against a liability incurred by the person as a Director, except in circumstances prohibited by the Corporations Law.

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

58.   REMUNERATION OF DIRECTORS - Remuneration of Executive Directors

58.1 The remuneration of a Managing Director or of an Executive Director may from time to time be fixed by the Directors.

58.2 The Company may also pay a premium in respect of a contract insuring a person who is or has been an Executive Director against a liability incurred by the person as a Director, except in circumstances prohibited by the Corporations Law.

59.   REMUNERATION OF DIRECTORS - Payment to former Directors

      Subject to the Corporations Law, the Directors may:

      (a) pay a gratuity, pension or allowance, on retirement or other vacation of office, to a Director or to any relative of a Director; and

      (b) make contributions to any fund and pay any premiums for the purchase or provision of any such gratuity, pension or allowance.

60.   POWERS AND DUTIES OF DIRECTORS - Directors to manage Company

60.1 The business of the Company is managed by the Directors who may exercise all powers of the Company that these Articles and the Corporations Law do not require to be exercised by the Company in general meeting.

60.2 Without limiting the generality of Article 60.1, the Directors may exercise all the powers of the Company to:

      (a)  borrow money;

      (b) charge any property or business of the Company or all or any of its uncalled capital; and

      (c) issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

60.3  Every Director and other agent or officer of the Company must:

      (a)  keep secret all aspects of all transactions of the Company, except:

           (i) to the extent necessary to enable the person to perform his or her duties to the Company;

           (ii)  as required by law;

           (iii) when requested to disclose information by the Directors to the auditors of the Company or a general meeting of the Company;

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

      (b) if requested by the Directors, sign and make a declaration that he or she will not disclose or publish any aspect of any transaction of the Company.

60.4 All cheques, promissory notes, bankers drafts, bills of exchange and other negotiable instruments, and all receipts for money paid to the Company, must be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by any two Directors or in such other manner as the Directors determine.

61.   PROCEEDINGS OF DIRECTORS - Directors' meetings

61.1 A Director may at any time, and the Secretary must on the requisition of a Director, convene a Directors' meeting.

61.2 It is not necessary to give notice of a meeting of the Directors to a Director whom the Secretary, when giving notice to the other Directors, reasonably believes to be outside Australia.

61.3 An accidental omission to send a notice of a meeting of Directors to any Director or the non-receipt of such a notice by any Director does not invalidate the proceedings at or any resolution passed at the meeting.

61.4  (a)  A Directors' meeting may be held by the Directors communicating with each other by any technological means by which they are able simultaneously to hear each other and to participate in discussion.

      (b) The Directors need not all be physically present in the same place for a Directors' meeting to be held.

      (c)  A Director who participates in a meeting held in accordance with this
           Article 61.4 is taken to be present and entitled to vote at the meeting.

61.5 The Directors may meet together, adjourn and regulate their meetings as they think fit.

61.6 At a meeting of Directors, a quorum is two Directors unless there is only one Director, in which case, that Director shall alone form a quorum. 61.7 This Article applies to meetings of Directors' committees as if all committee members were Directors.

62.   PROCEEDINGS OF DIRECTORS - Decision of questions

62.1 Subject to the Articles, questions arising at a meeting of Directors are to be decided by a majority of votes of the Directors present and voting.

62.2 The chairperson of a meeting does not have a casting vote in addition to his or her deliberative vote if there is an equality of votes.

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

62.3  (a)  An Alternate Director has one vote for each Director for whom he or she is an alternate.

      (b) If the Alternate Director is a Director, he or she also has a vote as a Director.

62.4 If the Company has only one Director and the Director records in writing his or her decision to a particular effect, the recording of the decision counts as the passing by the Director of a resolution to that effect. The recording of the decision has effect as minutes of the passing of the resolution

63.   PROCEEDINGS OF DIRECTORS - Directors' interests

63.1 A Director and any firm, body or entity in which a Director has a direct or indirect interest may in any capacity:

      (a)  enter into any contract or arrangement with the Company;

      (b) be appointed to and hold any office or place of profit under the Company, other than the office of auditor; and

      (c) act in a professional capacity, other than as auditor, for the Company,

      and may receive and retain for his or her own benefit any remuneration, profits or benefits as if he or she were not a Director.

63.2 Each Director must disclose his or her interests to the Company in accordance with the Corporations Law and the Secretary must record all declarations in the minutes of the relevant Directors' meeting. This
      Article 63.2 does not apply to a Director if that Director is the only Director and only Member of the Company.

63.3 If the Company has only one Director and the Director records in writing the Director's declaration to a particular effect, the recording of the declaration counts as the making of a declaration to that effect made at a meeting of the Directors. The recording of the declaration has effect as minutes that record the making of the declaration.

63.4 A Director's failure to make disclosure under this Article does not render void or voidable a contract or arrangement in which the Director has a direct or indirect interest.

63.5 A Director may vote in respect of a contract or arrangement or proposed contract or arrangement in which the Director has a direct or indirect interest.

63.6 A Director may attest the affixing of the Seal to any document relating to a contract or arrangement or proposed contract or arrangement in which the Director has an interest.

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

64.   PROCEEDINGS OF DIRECTORS - Alternate Directors

64.1 A Director may appoint any person as his or her alternate for a period determined by that Director.

64.2 An Alternate Director is entitled to notice of Directors' meetings and, if the appointor is not present at a meeting, is entitled to attend, be counted in a quorum and vote as a Director.

64.3 An Alternate Director is an officer of the Company and is not an agent of the appointor.

64.4 The provisions of these Articles which apply to Directors also apply to Alternate Directors, except that Alternate Directors are not entitled to any remuneration from the Company.

64.5  (a)  The appointment of an Alternate Director may be revoked at any time by the appointor.

      (b) An Alternate Director's appointment ends automatically when his or her appointor ceases to be a Director.

64.6 Any appointment or revocation under this Article must be effected by written notice delivered to the Secretary.

65.   PROCEEDINGS OF DIRECTORS - Associate directors

65.1 The Directors may appoint a person to be an associate director and may remove a person so appointed.

65.2 The Directors may define and limit the duties and powers of associate directors and their remuneration for their services as associate directors.

65.3 A person appointed as an associate director is not a Director for any of the purposes of these Articles or of the Corporations Law and accordingly:

      (a) is not a member of the board of Directors or of any committee of Directors;

      (b) is not entitled to be present at any meeting of the Directors or of any committee of the Directors except at the request of the Directors or of a committee of Directors; and

      (c)  if present at such request, may not vote or form part of a quorum.

66.   PROCEEDINGS OF DIRECTORS - Remaining Directors

66.1  The Directors may act even if there are vacancies on the board.

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66.2  If the number of Directors is not sufficient to constitute a quorum at a
      Directors' meeting, the Directors may act only to:

      (a)  appoint a Director; or

      (b)  convene a general meeting.

67.   PROCEEDINGS OF DIRECTORS - Chairperson

67.1 The Directors may elect a Director as chairperson of Directors' meetings and may determine the period for which the chairperson will hold office.

67.2 If no chairperson is elected or if the chairperson is not present at any Directors' meeting within 10 minutes after the time appointed for the meeting to begin, the Directors present must elect a Director to be chairperson of the meeting.

67.3 The Directors may elect a Director as deputy chairperson to act as chairperson in the chairperson's absence.

68.   PROCEEDINGS OF DIRECTORS - Directors' committees

68.1  (a)  The Directors may delegate any of their powers to a committee or committees.

      (b)  A committee must include at least one Director.

      (c) The Directors may at any time revoke any delegation of power to a committee.

68.2 A committee must exercise its powers in accordance with any directions of the Directors and a power exercised in that way is taken to have been exercised by the Directors.

68.3 A committee may be authorised to sub-delegate all or any of the powers for the time being vested in it.

68.4 Meetings of any committee will be governed by the provisions of these Articles which deal with Directors' meetings so far as they are applicable and are not inconsistent with any directions of the Directors.

69.   PROCEEDINGS OF DIRECTORS - Written resolutions

69.1 If all the Directors who are eligible to vote on a resolution have signed a document containing a statement that they are in favour of a resolution in terms set out in the document, then a resolution in those terms is taken to have been passed at a Directors' meeting held on the day on which the document was last signed by a Director.

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

69.2 For the purposes of Article 69.1, two or more identical documents, each of which is signed by one or more Directors, together constitute one document signed by those Directors on the days on which they signed the separate documents.

69.3 Any document referred to in this Article may be in the form of a telex or facsimile transmission.

69.4 This Article applies to meetings of Directors' committees as if all members of the committee were Directors.

70.   PROCEEDINGS OF DIRECTORS - Validity of acts of directors

      If it is discovered that:

      (a) there was a defect in the appointment of a person as a Director, Alternate Director or member of a Directors' committee; or

      (b)  a person appointed to one of those positions was disqualified;

      all acts of the Directors or the Directors' committee before the discovery was made are as valid as if the person had been duly appointed and was not disqualified.

71.   PROCEEDINGS OF DIRECTORS - Minutes and registers

71.1  The Directors must cause minutes to be made of:

      (a) the names of the Directors present at all general meetings, Directors' meetings and meetings of Directors' committees;

      (b) all resolutions and proceedings of general meetings, Directors' meetings and meetings of Directors' Committees;

      (c)  all orders made by the Directors and Directors' committees; and

      (d)  all disclosures of interests made pursuant to Article 63.

71.2 Minutes must be signed by the chairperson of the meeting or by the chairperson of the next meeting of the relevant body.

71.3 The Company must keep all registers required by these Articles and the Corporations Law.

72.   MANAGING OR EXECUTIVE DIRECTOR - Appointment of Managing or Executive
      Director

72.1  (a)  The Directors may appoint a Director to the office of Managing
           Director or any other office (other than auditor) or employment under the Company for any period (but not for life) and on any terms as they think fit.

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

      (b) A Director (other than a Managing Director) so appointed is referred to in these Articles as an Executive Director.

72.2 The Directors may, subject to the terms of a Managing Director's or Executive Director's employment contract, suspend, remove or dismiss him or her from that office and appoint another Director in that place.

72.3 If a Managing or Executive Director ceases to be a Director, his or her appointment as Managing or Executive Director terminates automatically.

72.4 If a Managing or Executive Director is suspended from office, he or she will not be entitled to attend or vote at any meeting of Directors.

72.5  A Managing Director:

      (a) is not subject to the retirement provisions applicable to other Directors; and

      (b) is subject to the same provisions as to resignation and removal as the other Directors.

73.   MANAGING OR EXECUTIVE DIRECTOR - Powers

73.1 The Directors may confer on a Managing Director or Executive Director any powers exercisable by the Directors, subject to any terms and restrictions determined by the Directors.

73.2 The Managing Director and other Executive Directors are authorised to sub-delegate all or any of the powers vested in them.

73.3 Any power conferred pursuant to this Article may be concurrent with or to the exclusion of the Directors' powers.

73.4 The Directors may at any time withdraw or vary any of the powers conferred on a Managing Director or Executive Director.

74.   LOCAL MANAGEMENT - Local management

74.1 The Directors may provide for the management and transaction of the affairs of the Company in any places and in such manner as they think fit.

74.2  Without limiting Article 74.1 the Directors may:

      (a) establish local boards or agencies for managing any of the affairs of the Company in a specified place and appoint any persons to be members of those local boards or agencies; and

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

      (b) delegate to any person appointed under paragraph 74.2(a) any of the powers, authorities and discretions which may be exercised by the Directors under these Articles,

      on any terms and subject to any conditions determined by the Directors.

74.3  The Directors may at any time revoke or vary any delegation under this
      Article 74.

75.   LOCAL MANAGEMENT - Appointment of attorneys and agents

75.1 The Directors may from time to time by resolution or power of attorney under the Seal appoint any person to be the attorney or agent of the
      Company:

      (a)  for the purposes;

      (b) with the powers, authorities and discretions (not exceeding those exercisable by the Directors under these Articles);

      (c)  for the period; and

      (d)  subject to the conditions,

      determined by the Directors.

75.2 An appointment by the Directors of an attorney or agent of the Company may be made in favour of:

      (a)  any member of any local board established under these Articles;

      (b)  any company;

      (c)  the members, directors, nominees or managers of any company or firm;
           or

      (d) any fluctuating body of persons whether nominated directly or indirectly by the Directors.

75.3 A power of attorney may contain such provisions for the protection and convenience of persons dealing with an attorney as the Directors think fit.

75.4 The Directors may appoint attorneys or agents by telex, facsimile transmission, telegraph or cable to act for and on behalf of the Company.

75.5 An attorney or agent appointed under this Article 75 may be authorised by the Directors to sub-delegate all or any of the powers authorities and discretions for the time being vested in it.

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

76.   SECRETARY - Secretary

76.1 There must be at least one secretary of the Company appointed by the Directors for a term and at remuneration and on conditions determined by them.

76.2 The Secretary is entitled to attend and be heard on any matter at all Directors' and general meetings.

76.3 The Directors may, subject to the terms of the Secretary's employment contract, suspend, remove or dismiss the Secretary.

77.   SEALS - Common seal

77.1  The Directors must provide for the safe custody of the Seal.

77.2 The Seal must not be used without the authority of the Directors or a Directors' committee authorised to use the Seal.

77.3 Subject to Article 77.4 every document to which the Seal is affixed must be signed by a Director and be countersigned by another Director, the Secretary or another person appointed by the Directors to countersign the document.

77.4 If the Company has only one Director and that Director is also the Secretary, every document to which the Seal is affixed must be signed by that Director and there must be stated next to the signature that the Director witnesses the sealing in the capacity of sole Director and sole Secretary.

78.   SEALS - Official seal

78.1 The Company may have one or more official seals for use outside the State or Territory where the Seal is kept.

78.2 Each official seal must be a facsimile of the Seal with the addition on its face of the name of every place where it may be used.

78.3 An official seal must not be used except with the authority of the Directors.

79.   SEALS - Share seal

79.1 The Company may have a share seal which may be affixed to share certificates.

79.2 The share seal must be a facsimile of the Seal with 'Share Seal' or 'Certificate Seal' on its face.

80.   INSPECTION OF RECORDS - Times for inspection

80.1 Except as otherwise required by the Corporations Law, the Directors may determine whether and to what extent, and at what times and places and under

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

      what conditions, the accounting records and other documents of the Company or any of them will be open for inspection by Members other than Directors.

80.2 A Member other than a Director does not have the right to inspect any accounting records or other documents of the Company unless the Member is authorised to do so by a court order or a resolution of the Directors.

81.   DIVIDENDS AND RESERVES - Declaration of final dividend

81.1  The Directors may declare a dividend.

81.2  A dividend is payable:

      (a)  on the date fixed by the Directors' resolution declaring it; or

      (b) if the resolution did not fix a date, on the date fixed by the Directors.

82.   DIVIDENDS AND RESERVES - Interim dividend

      The Directors may authorise the Company to pay an interim dividend which is payable on the date fixed by the Directors.

83.   DIVIDENDS AND RESERVES - Interest

      The Company must not pay interest on any dividend.

84.   DIVIDENDS AND RESERVES - Reserves

84.1 Before declaring a dividend, the Directors may set aside out of profits an amount by way of reserves as they think appropriate.

84.2 The Directors may apply the reserves for any purpose for which profits may be properly applied.

84.3 Pending any such application, the Directors may invest or use the reserves in the business of the Company or in other investments as they think fit.

84.4 The Directors may carry forward any undistributed profits without transferring them to a reserve.

85.   DIVIDENDS AND RESERVES - Dividend entitlement

85.1 Subject to the rights of persons (if any) entitled to shares with special rights as to dividend, a dividend must be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid.

85.2 All dividends must be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but, if a share is issued on terms providing that it will rank for dividend as from a particular date, that share ranks for dividend accordingly.

85.3 An amount paid or credited as paid on a share in advance of a call is not to be taken as paid or credited as paid for the purposes of Articles 85.1 and 85.2.

85.4 A transfer of shares does not pass the right to any dividend declared in respect of those shares before the registration of a transfer.

86.   DIVIDENDS AND RESERVES - Deductions from dividends

      The Directors may deduct from a dividend payable to a Member all sums presently payable by the Member to the Company on account of calls or otherwise in relation to shares in the Company.

87.   DIVIDENDS AND RESERVES - Distribution of assets

87.1 On declaring a dividend, the Directors may resolve that the dividend be paid wholly or partly by the distribution of specific assets, including fully paid shares in, or debentures of, any other corporation.

87.2 The Directors, when authorising the payment of an interim dividend, may direct payment wholly or partly by the distribution of specific assets, including fully paid shares in, or debentures of, any other corporation.

87.3 If a difficulty arises in making a distribution of specific assets, the Directors may:

      (a)  deal with the difficulty as they consider expedient;

      (b) fix the value of all or any part of the specific assets for the purposes of the distribution;

      (c) determine that cash will be paid to any Members on the basis of the fixed value in order to adjust the rights of all the Members; and

      (d) vest any such specific assets in trustees as the Directors consider expedient.

87.4 If a distribution of specific assets to a particular Member or Members is illegal or, in the Directors' opinion, impracticable, the Directors may make a cash payment to the Member or Members on the basis of the cash amount of the dividend instead of the distribution of specific assets.

88.   DIVIDENDS AND RESERVES - Payment

88.1 Any dividend or other money payable in respect of shares may be paid by cheque sent through the mail directed to:

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

      (a) the address of the Member shown in the Register or to the address of the joint holder of shares shown first in the Register; or

      (b) an address which the Member or joint holders has in writing notified the Company as the address to which dividends should be sent.

88.2 Any joint holder may give an effectual receipt for any dividend or other money paid in respect of shares held by holders jointly.

89.   DIVIDENDS AND RESERVES - Capitalisation of profits

89.1  The Directors may resolve:

      (a) to capitalise any sum, being the whole or part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Members; and

      (b) that the sum be applied, in any of the ways mentioned in Article 89.2, for the benefit of Members, or persons who have applied for shares, in the proportions determined by the Company.

89.2  The ways in which a sum may be applied for the benefit of Members under
      Article 89.1 are:

      (a) in paying up any amounts unpaid on shares held or to be held by Members;

      (b) in paying up in full unissued shares or debentures to be issued to Members as fully paid; or

      (c) partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

89.3 To the extent necessary to adjust the rights of the Members among themselves, the Directors may:

      (a) issue fractional certificates or make cash payments in cases where shares or debentures become issuable in fractions; and

      (b) authorise any person to make, on behalf of all the Members entitled to a benefit on the capitalisation, an agreement with the Company providing for:

           (i) the issue to them, credited as fully paid up, of any such further shares or debentures; or

           (ii) the payment by the Company on their behalf of the amount or any part of the amount remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under the authority of paragraph (b) is effective and binding on all the Members concerned.

90.   NOTICES - Service of notices

90.1 Notice may be given by the Company to any person who is entitled to notice under these Articles by:

      (a)  serving it on the person; or

      (b) sending it by post, telex or facsimile transmission to the person at the person's address shown in the Register or the address supplied by the person to the Company for sending notices to the person.

90.2  A notice sent by post is taken to be served:

      (a) by properly addressing, prepaying and posting a letter containing the notice; and

      (b)  on the day after the day on which it was posted.

90.3  A notice sent by telex or facsimile transmission is taken to be served:

      (a) by properly addressing the telex or facsimile transmission and transmitting it; and

      (b)  on the day after its despatch.

90.4 A notice may be given by the Company to joint holders by giving the notice to the joint holder whose name appears first in the Register.

90.5 Every person who is entitled to a share by operation of law and who is not registered as the holder of the share is taken to receive any notice served in accordance with this Article on the person from whom it derives its title.

90.6 A share certificate, cheque, warrant or other document may be delivered by the Company either personally or by sending it:

      (a) in the case of a Member who does not have a registered address in Australia, by airmail post; and

      (b)  in any other case, by ordinary post,

      and is at the risk of the addressee as soon as it is given or posted.

90.7 A Member whose registered address is not in Australia may specify in writing an address in Australia as the Member's registered address within the meaning of this Article.

90.8 A certificate in writing signed by a Director, Secretary or other officer of the Company that a document or its envelope or wrapper was addressed and stamped and was posted is conclusive evidence of posting.

90.9 Subject to the Corporations Law the signature to a written notice given by the Company may be written or printed.

90.10 All notices sent by post outside Australia must be sent by prepaid airmail post.

90.11 If a Member has no registered address a notice will be taken to be served on that Member 24 hours after it was posted on a notice board at the Office.

91.   NOTICES - Persons entitled to notice

91.1  Notice of every general meeting must be given to:

      (a)  every Member;

      (b)  every Director and Alternate Director; and

      (c)  any Auditor.

91.2  No other person is entitled to receive notice of a general meeting.

92.   AUDIT AND ACCOUNTS - Company to keep accounts

      The Directors must cause the Company to keep accounts of the business of the Company in accordance with the requirements of the Corporations Law.

93.   WINDING UP - Winding Up

93.1 Nothing in this Article prejudices the rights of the holders of shares issued on special terms and conditions.

93.2 If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company:

      (a)  divide among the Members in kind all or any of the Company's assets;

      (b) for that purpose, determine how he or she will carry out the division between the different classes of Members,

      but may not require a Member to accept any shares or other securities in respect of which there is any liability.

93.3 The liquidator may, with the sanction of a special resolution of the Company, vest all or any of the Company's assets in a trustee on trusts determined by the liquidator for the benefit of the contributories.

94.   INDEMNITY BY COMPANY

94.1 To the extent permitted by law, the Company indemnifies every officer of the Company against any liability incurred by that person:

      (a)  in his or her capacity as an officer of the Company; and

      (b) to a person other than the Company or a related body corporate of the Company,

      unless the liability arises out of conduct on the part of the officer which involves a lack of good faith.

94.2 The Company indemnifies every officer of the Company and the Auditor against any liability for costs and expenses incurred by the person in his or her capacity as an officer of the Company or Auditor:

      (a) in defending any proceedings, whether civil or criminal, in which judgment is given in favour of the person or in which the person is acquitted; or

      (b) in connection with an application, in relation to those proceedings, in which the Court grants relief to the person under the Corporations Law.

                                   SCHEDULE 1

                                  FORM OF PROXY

I/We, _______________________________________
of __________________________________________
am/are a Member of DANKA BUSINESS SYSTEMS PTY LIMITED.
I/We appoint as my/our proxy ________________ of __________________________________________
or failing him or her _______________________
of __________________________________________
or failing him or her the chairperson of the general meeting of the Company to be held on ____________________________ 19___ at _____am/pm to vote for me/us at that meeting and at any adjournment of it.

This form is to be used in accordance with the directions below. Unless the proxy is directed, he or she may vote or abstain as he or she thinks fit.

RESOLUTION                                    FOR         AGAINST        ABSTAIN


                                  INSTRUCTIONS

1. To direct the proxy to cast all votes covered by this instrument in a particular manner place a tick or a cross in the relevant box.

2. To direct the proxy to cast some only of the votes covered by this instrument in respect of an item of business in a particular manner, place in the relevant box either the number of votes to be cast in that manner on a poll or the percentage of the total votes covered by this instrument to be cast in that manner on a poll. This direction, if given, is also an instruction to the proxy to vote according to the proxy's discretion on a show of hands.

I/We understand that if I/we have not directed my/our proxy how to vote, my/our proxy may vote or abstain from voting as he or she thinks fit.

DATED:

-----------------------      ------------------------
  Signature of Member                                       Signature of Member

--------------------------------------------------------------------------------
We, the subscribers to the memorandum of association, agree to the foregoing articles of association.
--------------------------------------------------------------------------------
Signature of subscriber                   Signature, name and address of witness
--------------------------------------------------------------------------------


      /s/  L. Stafford                              /s/  MK Barry
---------------------------------      -----------------------------------------
     Lyndal Ann STAFFORD                         Marlene  Kaye BARRY
                                       21-23 Grosvenor Street
                                       NEUTRAL BAY NSW 2089


     /s/  R. Dalgleish                           /s/  MK Barry
--------------------------------       -----------------------------------------
  Ross Alexander DALGLEISH                     Marlene Kaye BARRY
                                       21-23 Grosvenor Street
                                       NEUTRAL BAY NSW 2089



--------------------------------------------------------------------------------


DATED this 30th day of April 1996